SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 13, 2008
Date of Report (Date of earliest event reported)
COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 13, 2008, the Board of Directors of Collective Brands, Inc. (the “Company”) approved an amendment and restatement of the Company’s By-Laws (the “Amended By-Laws”). The following is a summary of the changes, qualified by reference to the Amended By-Laws, together with a copy marked to show changes from the prior By- Laws, each of which is attached as Exhibit 3.1 and 3.2, respectively, and incorporated by reference herein.
Article II, Section 11, Notice of Stockholder Business and Nominations Meetings of Stockholders and Section 12, Submission of Questionnaire, Representation and Agreement
The changes are primarily intended to enhance the advance notice provisions of the Company’s Amended By-Laws to ensure that such provisions are clear and unambiguous in light of recent developments in Delaware law. The changes clarify the procedures for stockholders seeking to nominate directors and to propose other business at a meeting of stockholders, and are effective for the Company’s 2009 annual meeting of shareowners, which is anticipated to be held on May 21, 2009. The Amended By-Laws provide that the notice procedures set forth in Article II apply to all director nominations and other proposals of business and are the exclusive means for a stockholder to submit such business (other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which provides its own procedural requirements). The Amended By-Laws require disclosure in the stockholder’s advance notice to include :
•	as to each person whom the stockholder proposes to nominate as a director, all such information as would be required to be disclosed under the Security and Exchange Commission’s proxy rules for the election of such nominees as directors and such person’s written consent to serve as a director of the Company, if elected;

•	a brief description of proposed business, the reasons for conducting such business at the meeting of stockholders and any material interest in such business of such stockholder or beneficial owner, if any, on whose behalf the proposal is made;

•	the name and address of such stockholder and any beneficial owner on whose behalf the nomination or proposal is being made;

•	detailed information regarding the Company’s securities or interests held or owned by each such Party, including derivative positions;

•	any other information relating to each Party that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal of business and/or the election of directors in a contested election; and

•	Require each nominee submit to the Secretary a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made.
Other Changes in the Amended By-Laws
In addition to the changes described above, the Amended By-Laws include changes to clarify or update certain provisions to be consistent with or to adopt changes permitted by Delaware General Corporate Law and other non-substantive changes. These changes to the Amended By-Laws became effective upon approval of the Board on November 13, 2008.
Item 9.01 Financial Statements and Exhibits.
     Exhibits.

EXHIBIT #	DESCIPTION

3.1	Amended and Restated By-Laws of Collective Brands, Inc.

3.2	Marked Amended and Restated By-Laws of Collective Brands, Inc.
2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.
Date: November 17, 2008	By:	/s/ Douglas J. Treff
Douglas J. Treff
Executive Vice President Chief Administrative Officer

EXHIBIT INDEX

EXHIBIT #	DESCIPTION

3.1	Amended and Restated By-Laws of Collective Brands, Inc.

3.2	Marked Amended and Restated By-Laws of Collective Brands, Inc.